EXHIBIT 4

Conformed Copy

ARCH CHEMICALS, INC.

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

Dated as of May 12, 2006

Re:     Note Purchase Agreement dated as of March 20, 2002
and
$149,000,000 Senior Notes, Series A, due March 20, 2007
$62,000,000 Senior Notes, Series B, due March 20, 2009

To each of the Noteholders named
in Schedule I attached hereto

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of March 20, 2002 (said agreement as heretofore amended, the “Note Purchase Agreement”) among Arch Chemicals, Inc., a Virginia corporation (the “Company”), and the institutional investors named in Schedule A attached thereto (the “Noteholders”), under and pursuant to which $149,000,000 in aggregate principal amount of the Senior Notes, Series A, due March 20, 2007 (the “Series A Notes”) and $62,000,000 in aggregate principal amount of the Senior Notes, Series B, due March 20, 2009 (the “Series B Notes,” and together with the Series A Notes, the “Notes”) were originally issued and sold by the Company to the Noteholders. Terms used but not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

The Company hereby agrees with you in this Second Amendment to Note Purchase Agreement (the “Second Amendment”) as follows:

SECTION 1.	AMENDMENTS TO NOTE PURCHASE AGREEMENT.

Section 1.1.    Amendment to Section 10.10 (Limitation on Securitization Transactions). Section 10.10 of the Note Purchase Agreement shall be and is hereby amended (i) by deleting the reference to “$80,000,000” therein and substituting “$100,000,000” therefor, and (ii) by deleting the reference to “$145,000,000” therein and substituting “$180,000,000 therefor.

Section 1.2.    Amendment to Schedule B (Definition of “Excess Securitization Assets”). The definition of “Excess Securitization Assets” in Schedule B to the Note Purchase Agreement shall be and is hereby amended by deleting the reference to “$100,000,000” therein and substituting “$135,000,000” therefor.

Arch Chemicals, Inc.	Second Amendment to
Note Purchase Agreement

SECTION 2.	REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that as of the date hereof:

Section 2.1.    Second Amendment is Legal and Authorized. (a) The execution and delivery of the Second Amendment by the Company and compliance by the Company with all of the provisions of the Note Purchase Agreement, as amended by this Second Amendment —

(i)    are within the corporate powers of the Company; and

(ii)    will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company, or any indenture or other agreement or instrument to which the Company is a party or by which the Company may be bound or result in the imposition of any Liens or encumbrances on any property of the Company.

(b)     The execution and delivery of the Second Amendment has been duly authorized by all necessary corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise, other than those actions which have been obtained or effected); and the Second Amendment has been duly executed and delivered by the Company, and the Note Purchase Agreement, as amended by the Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(c)     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Second Amendment.

(d)     No Default or Event of Default exists under the Note Purchase Agreement.

SECTION 3.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE SECOND AMENDMENT.

This Second Amendment shall become effective as of the date (the “Effective Date”) upon which the following conditions have been satisfied:

(a)    The Required Holders shall have delivered an executed counterpart of this Second Amendment; and

(b)    The Company shall have paid the fees, costs, expenses and disbursements of Chapman and Cutler LLP, special counsel to the Noteholders, incurred in connection with the consummation of the transactions contemplated by this Second Amendment.

Arch Chemicals, Inc.	Second Amendment to
Note Purchase Agreement

SECTION 4.	MISCELLANEOUS

Section 4.1.    Ratification of Note Purchase Agreement. Except as herein expressly amended, the Note Purchase Agreement is in all respects ratified and confirmed. If and to the extent that any of the terms or provisions of the Note Purchase Agreement is in conflict or inconsistent with any of the terms or provisions of this Second Amendment, this Second Amendment shall govern.

Section 4.2.     No Legend Required. References in the Note Purchase Agreement or in any Note, certificate, instrument or other document related to or delivered in connection with the transactions contemplated by the Note Purchase Agreement shall be deemed to be references to the Note Purchase Agreement as amended hereby and as further amended from time to time.

Section 4.3.    Successors and Assigns. This Second Amendment shall be binding upon the Company and its respective successors and assigns and shall inure to the benefit of you and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

Section 4.4.    Counterparts. This Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. Signatures to this Second Amendment may be given by facsimile or other electronic transmission, and such signatures shall be effective as originals.

Section 4.5.    Governing Law. The Note Purchase Agreement as amended by this Second Amendment and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Signature Pages Follow

Arch Chemicals, Inc.	Second Amendment to
Note Purchase Agreement

IN WITNESS WHEREOF, the Company has executed this Second Amendment to Note Purchase Agreement as of the day and year first above written.

ARCH CHEMICALS, INC.

By:	/s/ W. Paul Bush
Name: W. Paul Bush
Its: Treasurer

Arch Chemicals, Inc.	Second Amendment to
Note Purchase Agreement

This Second Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

ING USA ANNUITY AND LIFE INSURANCE
COMPANY
RELIASTAR LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE
COMPANY

By: ING Investment Management, LLC, as
Agent

By: /s/ Peter F. Komarek
Name: Peter F. Komarek
Title: Vice President

Arch Chemicals, Inc.	Second Amendment to
Note Purchase Agreement

This Second Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Robert B. Bodett
Name: Robert B. Bodett

By:	/s/ Jerry D. Zinkula
Name: Jerry D. Zinkula
Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY OF
NEW YORK

By:	/s/ Robert B. Bodett
Name: Robert B. Bodett

By:	/s/ Jerry D. Zinkula
Name: Jerry D. Zinkula
Authorized Signatories

Arch Chemicals, Inc.	Second Amendment to
Note Purchase Agreement

This Second Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Frank O. Monfalcone
Name: Frank O. Monfalcone
Title: Director

Arch Chemicals, Inc.	Second Amendment to
Note Purchase Agreement

This Second Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Kathleen A. Haberkern
Name: Kathleen A. Haberkern
Title: Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION

By New York Life Investment Management
LLC, Its Investment Manager

By: /s/ Kathleen A. Haberkern
Name: Kathleen A. Haberkern
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION
INSTITUTIONALLY OWNED LIFE INSURANCE
SEPARATE ACCOUNT

By New York Life Investment Management
LLC, its Investment Manager

By: /s/ Kathleen A. Haberkern
Name: Kathleen A. Haberkern
Title: Director

Arch Chemicals, Inc.	Second Amendment to
Note Purchase Agreement

This Second Amendment to Note Purchase Agreement is accepted and agreed to as of the day and year first above written.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jed R. Martin
Name: Jed R. Martin
Title: Vice President, Private Placements

SCHEDULE I

ING USA Annuity and Life Insurance Company
c/o ING Investment Management LLC
Minneapolis, Minnesota 55401-2121

Security Life of Denver Insurance Company
c/o ING Investment Management LLC
Minneapolis, Minnesota 55401-2121

ReliaStar Life Insurance Company
c/o ING Investment Management LLC
Minneapolis, Minnesota 55401-2121

Metropolitan Life Insurance Company
New York, New York 10010-3690

New York Life Insurance Company
c/o New York Life Investment Management LLC
New York, New York 10010

New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC
New York, New York 10010

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
New York, New York 10010

Nationwide Life Insurance Company
Columbus, Ohio 43215-2220

Nationwide Life and Annuity Insurance Company
Columbus, Ohio 43215-2220

The Canada Life Assurance Company
Winnipeg, Manitoba
Canada R3C 3A5

Canada Life Insurance Company of America
c/o Great-West Life & Annuity Insurance Company
Greenwood, Colorado 80111

SCHEDULE I
(to Second Amendment to Note Purchase Agreement)

Erie Indemnity Company
Erie, Pennsylvania 16530

Erie Family Life Insurance Company
Erie, Pennsylvania 16530

Erie Indemnity Company, as attorney in fact,
for Erie Insurance Exchange
Erie, Pennsylvania 16530

Erie Insurance Group Retirement Trust Company
Erie, Pennsylvania 16530

The Ohio National Life Insurance Company
Cincinnati, Ohio 45242

Allstate Life Insurance Company
Northbrook, Illinois 60062-7127

Allstate Life Insurance Company of New York
Northbrook, Illinois 60062-7127

Beneficial Life Insurance Company
Salt Lake City, Utah 84136